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                                                                   Exhibit 4(b)
                                    [LOGO]

No. R-                                                          $_____________
                      MITCHELL ENERGY & DEVELOPMENT CORP.
                         6 3/4% SENIOR NOTE DUE 2004
                                                              CUSIP 606592 AF0

Mitchell Energy & Development Corp., a corporation duly organized and existing under the laws of Texas (herein called the "Company", which term includes any successor corporation under the indenture hereinafter referred to), FOR VALUE RECEIVED, HEREBY PROMISES TO PAY TO


, or registered assigns the principal sum of _________________________ Dollars on February 15, 2004, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on February 15 and August 15 of each year, commencing August 15, 1994, on said principal sum, in like coin or currency, at the rate per annum specified in the title of this Security, to the registered holder hereof as of the close of business on the first day of the month in which an interest payment is due, except as otherwise provided in the indenture referred to on the reverse hereof, all at the office or agency of the Company in the City of Atlanta, State of Georgia, from the February 15 or August 15, as the case may be, next preceding the date of this Security to which interest has been paid (unless the date hereof is a February 15 or August 15 to which interest has been paid in which case from the date hereof or unless the date hereof is prior to the payment of any interest on the Securities, in which case from January 25, 1994 or unless the date hereof is between the first day of February or August, as the case may be, and the next following February 15 or August 15, in which case from such February 15 or August 15, except that, if the Company shall default in payment of the interest due on such February 15 or August 15, then from the next preceding February 15 or August 15 to which interest has been paid or, if no interest has been paid on the Securities, from January 25, 1994) until payment of said principal sum has been made or duly provided for; provided, however, that payment of interest may be made at the option of the Company by check mailed on or before the payment date to the address of the person entitled thereto as such address shall appear in the Security register.

This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee or an Authenticating Agent under the Indenture referred to on the reverse hereof.

REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

    IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                               [CORPORATE SEAL]

Dated: ______________________________

TRUSTEE'S AUTHENTICATION CERTIFICATE

This is one of the Securities of
the series designated herein referred
to in the within-mentioned Indenture.

NATIONSBANK OF TEXAS, NATIONAL ASSOCIATION,
                as Trustee

By __________________________________
        Authorized Signatory

MITCHELL ENERGY & DEVELOPMENT CORP.

Attest:  /s/ Thomas P. Battle      By: /s/ George P. Mitchell
             Secretary                     Chairman of the Board


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                      MITCHELL ENERGY & DEVELOPMENT CORP.
                          6 3/4% SENIOR NOTE DUE 2004

1. DESIGNATION
This Security is one of a duly authorized series of Securities of the Company, designated as its 6 3/4% Senior Notes Due 2004 (herein called the "Securities"), limited to the aggregate principal amount of $250,000,000, all issued or to be issued under and pursuant to a senior indenture dated as of January 1, 1993 (herein called the "Indenture"), duly executed and delivered by the Company and NationsBank of Texas, National Association, as trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. Capitalized terms used but not defined herein are defined in the Indenture and are used herein with the same meanings as ascribed to them therein.

2. PAYING AGENT AND REGISTRAR
Initially, the Trustee (through its agent, NationsBank of Georgia, N.A., 715 Peachtree Street, 7th Floor, Atlanta, Georgia 30308-1297) will act as Paying Agent, Registrar and as the agent where notices and demands to or upon the Company in respect of the Securities may be served. The Company may appoint and change any Paying Agent, Registrar or agent for notices without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Registrar or agent for notices.

3. DENOMINATIONS; TRANSFERS; EXCHANGE
The Securities are in registered form, without coupons, in denominations of $1,000 in principal amount and integral multiples of $1,000. Upon due presentation for registration of transfer of this Security at the agency of the Trustee in the City of Atlanta, State of Georgia or any other such designated office or agency of the Company, a new Security or Securities of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange herefor, subject to the limitations imposed by the Indenture, without charges except for any tax or other governmental charge imposed in connection therewith, and the Security may in a like manner be exchanged for one or more new Securities of other authorized denominations but of the same aggregate principal amount.

4. PERSONS DEEMED OWNERS
The Company, the Trustee, any Paying Agent and any Registrar may deem and treat the registered Holder hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing herein made by anyone other than the Company, the Trustee or any Registrar) for purposes of receiving payment hereof, or on account hereof, and for all other purposes, and neither the Company, the Trustee, any Paying Agent nor any Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered Holder shall, to the extent of the sum or sums so paid, satisfy and discharge the liability for moneys payable on this Security.

5. DEFAULTS; AMENDMENT; WAIVER
In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal hereof and the interest accrued thereon may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions permitting the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of each series of Securities then Outstanding under the Indenture and affected thereby, evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities; provided, however, that no such supplemental indenture shall
(i) extend the final maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, change the coin or currency in which payments are to be made, impair or affect the right of any Holder to institute suit for enforcement of any payment thereof or (ii) reduce the aforesaid percentage of any series of such Securities, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holders of each Security of any series so affected. It is also provided in the Indenture that the Holders of not less than a majority in aggregate principal amount of the Securities of any series then Outstanding may on behalf of the Holders of all of the Securities of such series waive any past default under the Indenture and its consequences except a default in the payment of the principal of or interest on any of the Securities of such series. Any such consent or waiver by the Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Security and any Securities which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Security or such other Securities.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the place, at the respective times, and at the rate and in the coin or currency herein provided.

6. REDEMPTION
The Securities are subject to redemption upon the occurrence of a Special Redemption Event, at the election of the Holders, at a redemption price equal to 100% of the principal amount thereof, together with accrued interest to the date fixed for redemption (the "Special Redemption Date"), but interest installments whose stated maturity is on or prior to such Special Redemption Date will be payable to the Holders of such Securities of record on the relevant record dates referred to on the face hereof, all as provided in the Indenture. For this Security to be redeemed at the election of the Holder hereof upon the occurrence of a Special Redemption Event, the Company must receive this Security at the place or places and on or before the date specified in a notice of such occurrence to be given to the Holder hereof as provided in the Indenture, accompanied by written notice to the Company (which shall be substantially in the form of the Notice of Redemption at Holder's Option hereon) instructing the Company to redeem this Security. Such notice duly received shall be irrevocable.

7. GOVERNING LAW
THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF the STATE OF TEXAS.

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                                 ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common                  UNIF GIFT MIN ACT -- _______________ Custodian _______________
TEN ENT -- as tenants by the entireties                                    (Cust)                   (Minor)
JT TEN  -- as joint tenants with right of                                 under Uniform Gifts to Minors
           survivorship and not as tenants                                Act ______________________________
           in common                                                                      (State)

    Additional abbreviations may also be used though not in the above list.

                              -----------------

       For Value Received, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social Security or other
  identifying number of assignee

______________________________________


_______________________________________________________________________________
Please print or typewrite name and address including postal zip code of assignee

_______________________________________________________________________________
       the within Security and all rights thereunder, hereby irrevocably constituting and appointing

_____________________________________________________________________ attorney to transfer said Security on the books of the Company,
               with full power of substitution in the premises.

Dated: ____________________            ________________________________________
                                       Notice: The signature to this assignment
                                               must correspond with the name as
                                               written upon the face of the
                                               within instrument in every
                                               particular, without alteration
                                               or enlargement or any change
                                               whatever.

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                    NOTICE OF REDEMPTION AT HOLDER'S OPTION
                    To: MITCHELL ENERGY & DEVELOPMENT CORP.

The undersigned Holder of this Security hereby irrevocably instructs the Company to redeem this Security, or portion hereof in the principal amount below designated, in accordance with the terms of this Security, and directs that any new Security representing any principal amount hereof which is not to be redeemed in accordance with these instructions be issued and delivered to the registered Holder hereof unless a different name has been indicated below.

Dated: ________________________

Fill in for registration of new Security     __________________________________
if to be issued otherwise than to the                     Signature
registered Holder.

_______________________________________
Name                                         Signature Guaranteed:

_______________________________________
Address

_______________________________________
    (Please print name and address,
       including zip code number)

Note: Exercise of the option to              Principal amount to be redeemed
elect redemption is irrevocable.             (in an integral multiple of
                                             $1,000, if less than all):
                                                $_________________________